THE COMPANIES ACT 1985


                     PRIVATE COMPANY LIMITED BY SHARES


                          ARTICLES OF ASSOCIATION

                                    OF

                           NIM HOLDINGS LIMITED


             Adopted by Special Resolution passed 2 July 1998

1.   PRELIMINARY
----------------
     The regulations contained in Table A in the Schedule to the Companies (Table A to F) Regulations 1985 in force at the time of adoption of these Articles (such Table being hereinafter called "Table A") shall apply to the Company save insofar as they are excluded or varied by these Articles and such regulations (save as so excluded or varied) and these Articles shall be the regulations of the Company.

2.   INTERPRETATION
-------------------
     In these Articles and in Table A the following expressions have the following meanings unless inconsistent with the context:

     "the Act" the Companies Act 1985 including any statutory modification or re-enactment thereof for the time being in force.

     "these Articles" these Articles of Association, whether as originally adopted or as from time to time altered by special resolution.

     "clear days" in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

     "the directors" the directors for the time being of the Company or (as the context shall require) any of them acting as the board of directors of the Company but such expression shall not include any associate directors (as hereinafter defined) who shall not be deemed to be directors of the Company for any purpose whatsoever.

     "executed" includes any mode of execution.

     "the holder" in relation to shares means the member whose name is entered in the register of members as the holder of the shares.

     "office"          the registered office of the Company.

     "seal" the common seal of the Company (if any).

     "secretary" the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary.

     "share"   includes any interest in a share.

     "the United Kingdom" Great Britain and Northern Ireland.

     Unless the context otherwise requires, words or expressions contained in these Articles and in Table A bear the same meaning as in the Act but excluding any statutory modification thereof not in force when these Articles become binding on the Company. Regulation 1 of Table A shall not apply to the Company.

3.   SHARE CAPITAL
------------------
     3.1 No shares comprised in the authorized share capital of the Company from time to time shall be issued without the consent in writing of the holder or holders (in aggregate) of a majority of the voting rights in the Company (within the meaning of Section 736A(2) of the Act) nor shall any share be issued at a discount or otherwise be issued in breach of the provisions of these Articles or of the Act.

     3.2 Regulation 4 of Table A and, in accordance with Section 91(1) of the Act, sections 89(1) and 90(1) to (6) (inclusive) of the Act shall not apply to the Company.

4.   LIEN
---------
     Save in respect of any share registered in the name of Berry Plastics Corporation, the Company shall have a first and paramount lien on all shares, whether fully paid or not, standing registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders, for all moneys presently payable by him or his estate to the Company. Regulation 8 of Table A shall be modified accordingly.

5.   CALLS ON SHARES AND FORFEITURE
-----------------------------------
     There shall be added at the end of the first sentence of regulation 18 of Table A, so as to increase the liability of any member in default in respect of a call, the words "and all expenses that may have been incurred by the Company by reason of such non-payment."

6.   TRANSFER OF SHARES
-----------------------
     6.1 The first sentence in regulation 24 of Table A shall not apply to the Company. The words "They may also" at the beginning of the second sentence of that regulation shall be replaced by the words "The directors may".

     6.2 Notwithstanding anything contained in these Articles, the directors shall not decline to register any transfer of shares, nor may they suspend registration thereof where such a transfer is executed by any bank or institution to whom such shares have been charged by way of security, or by any nominee of such a bank or institution, pursuant to the power of sale under such security, and a certificate by any official of such bank or institution that the shares were so charged and the transfer was so executed shall be conclusive evidence of such facts.

7.   GENERAL MEETINGS
---------------------
     The directors may call general meetings and regulation 37 of Table A shall not apply to the Company.

8.   NOTICE OF GENERAL MEETINGS
-------------------------------
     8.1 A notice convening a general meeting shall be required to specify the general nature of the business to be transacted only in the case of special business and regulation 38 of Table A shall be modified accordingly. The words "or a resolution appointing a person a director" and paragraphs (a) and (b) in regulation 38 of Table A shall be deleted and the words "in accordance with section 369(3) of the Act" shall be inserted after the words "if it is so agreed" in that regulation.

     8.2 All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting with the exception of declaring a dividend, the consideration of the profit and loss account, balance sheet, and the reports of the directors and auditors, the appointment of and the fixing of the remuneration of the auditors and the giving or renewal of any authority in accordance with the provisions of section 80 of the Act.

     8.3 Every notice convening a general meeting shall comply with the provisions of section 372(3) of the Act as to giving information to members in regard to their right to appoint proxies; and notices of and other communications relating to any general meeting which any member is entitled to receive shall be sent to the directors and to the auditors for the time being of the Company.

9.   PROCEEDINGS AT GENERAL MEETINGS
------------------------------------
     9.1 The words "save that, if and for so long as the Company has only one person as a member, one member present in person or by proxy shall be a quorum" shall be added at the end of the second sentence of regulation 40 of Table A.

     9.2 If a quorum is not present within half an hour from the time appointed for a general meeting the general meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the directors may determine; and if at the adjourned general meeting a quorum is not present within half an hour from the time appointed therefor the member or members present in person or by proxy or (being a corporate body) by representative and entitled to vote upon the business to be transacted shall constitute a quorum and shall have power to decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place. Regulation 41 of Table A shall not apply to the Company.

10.  VOTES OF MEMBERS
---------------------
     10.1 Regulation 54 of Table A shall not apply to the Company. Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member entitled to vote who (being an individual) is present in person or by proxy (not being himself a member entitled to vote) or (being a corporate body) is present by a representative or proxy (not being himself a member entitled to vote) shall have one vote and, on a poll, every member shall have one vote for each share of which he is the holder.

     10.2 The words "be entitled to" shall be inserted between the words "shall" and "vote" in regulation 57 of Table A.

     10.3 A member shall not be entitled to appoint more than one proxy to attend on the same occasion and accordingly the final sentence of regulation 59 of Table A shall not apply to the Company. Any such proxy shall be entitled to cast the votes to which he is entitled in different ways.

11.  NUMBER OF DIRECTORS
------------------------
     11.1 Regulation 64 of Table A shall not apply to the Company.

     11.2 The maximum number and minimum number respectively of the directors may be determined from time to time by ordinary resolution. Subject to and in default of any such determination there shall be no maximum number of directors and the minimum number of directors shall be one.

12.  ALTERNATE DIRECTORS
------------------------
     12.1 An alternate director shall be entitled to receive notice of all meetings of the directors and of all meetings of committees of the directors of which his appointer is a member (subject to his giving to the Company an address within the United Kingdom at which notices may be served on him), to attend and vote at any such meeting at which the director appointing him is not personally present, and generally to perform all the functions of his appointor at such meeting as a director in his absence. An alternate director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct. Regulation 66 of Table A shall not apply to the Company.

     12.2 A director, or any such other person as is mentioned in regulation 65 of Table A may act as an alternate director to represent more than one director, and an alternate director shall be entitled at any meeting of the directors or of any committee of the directors to one vote for every director whom he represents in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present and the final sentence of regulation 88 shall not apply to the Company.

     12.3 Save as otherwise provided in the regulations of the Company, an alternate director shall be deemed for the purposes specified in
          Article 12.1 to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him. Regulation 69 of Table A shall not apply to the Company.

13.  APPOINTMENT AND RETIREMENT OF DIRECTORS
--------------------------------------------
     13.1 The directors shall not be required to retire by rotation and regulations 73 to 80 (inclusive) of Table A shall not apply to the Company.

     13.2 A member or members holding a majority of the voting rights in the Company (within the meaning of section 736A(2) of the Act) shall have power at any time, and from time to time, to appoint any person to be a director, either as an additional director (provided that the appointment does not cause the number of directors to exceed any number determined in accordance with
          Article 11.2 as the maximum number of directors for the time being in force) or to fill a vacancy and to remove from office any director howsoever appointed. Any such appointment or removal shall be made by notice in writing to the Company signed by the member or members taking the same or, in the case of a member being a corporate body, signed by one of its directors or duly authorized officers or by its duly authorized attorney and shall take effect upon lodgement of such notice at the office.

     13.3 The Company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director.

     13.4 The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number determined in accordance with
          Article 11.2 as the maximum number of directors for the time being in force.

14.  DISQUALIFICATION AND REMOVAL OF DIRECTORS
----------------------------------------------
     The office of a director shall be vacated if:

     14.1 he ceases to be a director by virtue of any provision of the Act or these Articles or he becomes prohibited by law from being a director; or

     14.2 he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

     14.3 he is, or may be, suffering from mental disorder and either:

          14.3.1 he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960, or

          14.3.2 an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

     14.4 he resigns his office by notice to the Company; or

     14.5 he shall for more than six consecutive months have been absent without permission of the directors from meetings of the directors held during that period and the directors resolve that his office be vacated; or

     14.6 he is removed from office as a director pursuant to Article 13.2;
          and

     14.7 regulation 81 of Table A shall not apply to the Company.

15.  GRATUITIES AND PENSIONS
----------------------------
     Regulation 87 of Table A shall not apply to the Company and the directors may exercise any powers of the Company conferred by its Memorandum of Association to give and provide pensions, annuities, gratuities or any other benefits whatsoever to or for past or present directors or employees (or other dependants) of the Company or any subsidiary or associated undertaking (as defined in section 27(3) of the Companies Act 1989) of the Company and the directors shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

16.  PROCEEDINGS OF THE DIRECTORS
---------------------------------
     16.1 Whensoever the minimum number of the directors shall be one pursuant to the provisions of Article 11.2 a sole director shall have authority to exercise all the powers and discretions which are expressed by Table A and by these Articles to be vested in the directors generally and regulations 89 and 90 of Table A shall be modified accordingly.

     16.2 Subject to the provisions of the Act, and provided that he has disclosed to the directors the nature and extent of any interest of his, a director notwithstanding his office:

          16.2.1 may be a party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is in any way interested;

          16.2.2 may be a director or other office of or employed by or be a party to any transaction or arrangement with or otherwise interested in any corporate body promoted by the Company or in which the Company is in any way interested;

          16.2.3 may or any firm or company of which he is a member or director may act in a professional capacity for the Company or any corporate body in which the Company is in any way interested;

          16.2.4 shall not by reason of his office be accountable to the Company for any benefit which he derives from such office, service or employment or from any such transaction or arrangement or from any interest or any such corporate body and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit; and

          16.2.5 shall be entitled to vote on any resolution and (whether or not he shall vote) be counted in the quorum on any matter referred to in any of Articles 16.2.1 to 16.2.4 (inclusive) or on any resolution which in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever and if he shall vote on any resolution as aforesaid his vote shall be counted.

     16.3 For the purposes of Article 16.2:

          16.3.1 a general notice to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified;

          16.3.2 an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his; and

          16.3.3 an interest of a person who is for any purpose of the Act (excluding any statutory modification not in force when these Articles were adopted) connected with a director shall be treated as an interest of the director and in relation to an alternate director an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

     16.4 Any director (including an alternate director) may participate in a meeting of the directors or a committee of the directors of which he is a member by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting and, subject to these Articles and the Act, he shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

     16.5 Regulation 88 of Table A shall be amended by substituting for the sentence:

     "IT SHALL NOT BE NECESSARY TO GIVE NOTICE OF A MEETING TO A DIRECTOR WHO IS ABSENT FROM THE UNITED KINGDOM"

     the following sentence:

     "NOTICE OF EVERY MEETING OF THE DIRECTORS SHALL BE GIVEN TO EACH DIRECTOR AND HIS ALTERNATE, INCLUDING DIRECTORS AND ALTERNATE DIRECTORS WHO MAY FOR THE TIME BEING BE ABSENT FROM THE UNITED KINGDOM AND HAVE GIVEN THE COMPANY AN ADDRESS WITHIN THE UNITED KINGDOM FOR SERVICE."

     16.6 Regulations 94 to 97 (inclusive) of Table A shall not apply to the Company.

17.  THE SEAL
-------------
     If the Company has a seal it shall be used only with the authority of the directors or of a committee of the directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined, every instrument to which the seal is affixed shall be signed by one director and by the secretary or another director. In the second sentence of Regulation A the words "shall be sealed with the seal and" shall be deleted. Each share certificate shall only be issued by authority of the directors or of a committee of the directors authorized by the directors and shall bear the signature of one director and the company secretary or a second director.

18.  NOTICES
------------
     18.1 In regulation 112 of Table A, the words "by facsimile to a facsimile number supplied by the member for such purpose or" shall be inserted immediately after the words "or by sending it" and the words "first class" shall be inserted immediately before the words "post in a prepaid envelope."

     18.2 Where a notice is sent by first class post, proof of the notice having been posted in a properly addressed, prepaid envelope shall be conclusive evidence that the notice was given and shall be deemed to have been given at the expiration of 24 hours after the envelope containing the same is posted. Where a notice is sent by facsimile receipt of the appropriate answerback shall be conclusive evidence that the notice was given and the notice shall be deemed to have been given at the time of transmission following receipt of the appropriate answerback. Regulation 115 of Table A shall not apply to the Company.

     18.3 If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national daily newspaper and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

19.  WINDING UP
---------------
     In regulation 117 of Table A, the words "with the like sanction" shall be inserted immediately before the words "determine how the division".

20.  INDEMNITY
--------------
     20.1 Subject to the provisions of section 310 of the Act every director (including an alternate director) or other officer of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the lawful execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 144 or section 727 of the Act in which relief is granted to him by the court, and no director (including an alternate director) or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the lawful execution of the duties of his office or in relation thereto. Regulation 118 of Table A shall not apply to the Company.

     20.2 The directors shall have power to purchase and maintain at the expense of the Company for the benefit of any director (including an alternate director), officer or auditor of the Company insurance against any such liability as is referred to in section 310(1) of the Act and subject to the provisions of the Act against any other liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done as a director (including an alternate director), officer or auditor.

     20.3 The directors may authorize directors of companies within the same group of companies as the Company to purchase and maintain insurance at the expense of the Company for the benefit of any director (including an alternate director), other officer or auditor in such company in respect of such liability, loss or expenditure as is referred to in Article 20.2.

21.  ASSOCIATE DIRECTORS
------------------------
     21.1 The directors may from time to time appoint any manager or other officer or person in the employment of the Company to be an Associate Director of the Company.

     21.2 The appointment of a person to be an Associate Director shall not (save as otherwise agreed between him and the Company) affect the terms and conditions of his employment by the Company whether as regards duties, powers, remuneration, pension or otherwise and his appointment as an Associate Director shall be terminated if the provisions of Article 14 would apply to him if he were a director so as to cause him to vacate office as such or if he resigns his employment or appointment or in the event of his ceasing to be in the employment of the Company in some capacity other than that of an Associate Director or in the event of his appointment being terminated by a resolution of the directors.

     21.3 The appointment, removal and remuneration of any Associate Director shall be determined by the directors with full power to make such arrangements as the directors may think fit and the directors shall have the right to enter into any contracts on behalf of the Company or transact any business of any description without the knowledge or approval of the Associate Directors except that no act shall be done that would impose any personal liability on any or all of the Associate Directors except with his or their knowledge and consent.

     21.4 In calculating the number to form a quorum at any meeting of the directors any associate directors present shall not be counted. An Associate Director shall not be entitled to vote nor (except when expressly invited by the directors to attend) to receive notice of or to attend at any meeting of the directors or of a committee of the directors.

     21.5 The directors may designate the Associate Directors or any of them by such other name or title in place of the word "Associate" as they may from time to time consider to be descriptive of their office and actual duties. Any Associate Director so designated shall be entitled to describe himself accordingly and, in the absence of such designation, shall be entitled to describe himself as "Associate Director"; in signing any document which he is authorized to sign as Associate Director he shall always after his signature add the words "Associate Director" or, if he shall have been otherwise designated, such other name or title designated to him.



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